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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39883, 33-39881, 33-56501, 33-48162, 33-41203,
333-01111, 333-73113, 333-73115, 333-73117, 333-30954, 333-90047 and 333-53174)
and Form S-3 (Nos. 333-52283, 33-57517, 33-52679, 333-82999 and 333-54546) of
our report dated August 7, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 7, 2001 relating to the financial statement schedules, which appears in this Form 10-K.

                           PRICEWATERHOUSECOOPERS LLP
Fort Worth, Texas
August 7, 2001